                                  EXHIBIT 10.13



                              EMPLOYMENT AGREEMENT


     This Employment Agreement (sometimes referred to as this "Agreement") is effective February 25, 1992, between SC Bancorp ("Bancorp") and Southern California Bank ("Bank") (collectively refereed to as "Employers"), and David A. McCoy ("Employee").

                                    RECITALS

     A. Employers desire to employ Employee in the full-time position of Executive Vice President and Chief Operating Officer and the Employee has advised Employers of his willingness to accept such employment by Employers.

     B. Employers and Employee hereby enter into this Agreement setting forth each and all of the terms and conditions of the employment.

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the terms, conditions and covenants contained herein, it is agreed as follows:

     1. EMPLOYMENT. Employers hereby employ Employee and Employee hereby accepts this employment and agrees to exercise and perform faithfully, exclusively, and to the best of his ability on behalf of each of the Employers the powers and duties customarily exercised and performed by its Chief Operating Officer for a period of three years from March 23, 1992, ("Employment Date") until March 24, 1995, on the terms and conditions set forth herein. Employee acknowledges and agrees that he is hereby also making a moral commitment to honor this Agreement and to further the Employers' best interest during the full term of this Agreement. Employers acknowledge and agree that they are hereby making a moral commitment to honor this Agreement, to provide Employee with the authority necessary to fulfill his responsibilities and to carry out the affairs of Employers in a manner which is consistent with safe and sound banking practices and in compliance with all applicable laws and regulations.

     2.   EMPLOYEE'S SERVICES AND DUTIES.

          2.1  During the term hereof, Employee shall:

               (a) Observe and conform to the policies, and directions, promulgated by Employers' Board of Directors and/or President;

               (b) Assume and perform those duties customarily performed by the Chief Operating Officer of a bank, including general duties and other powers and duties pertaining by law, regulations, or practice to the office of Director of Branch Banking or as assigned or delegated to Employee by the President or as otherwise imposed by the Bylaws of Employers; and

               (c) Shall report directly to the President who shall set performance goals in consultation with employee and shall review his performance on an annual basis and

               (d) Serve as a full-time employee, and devote his ability and attention to the business of Employers during the term of this Agreement, and neither directly nor indirectly render any services of a business, commercial, or professional nature, whether as employee, partner, officer, director or shareholder, to any other person, firm, corporation or organization which in any manner competes with Employer, whether for compensation or otherwise, nor engage in any activity which is adverse to the Employers' business or welfare, without the prior written consent of Employers.

     The precise services to be performed by Employee may be extended or curtailed, from time to time, at the discretion of Employers' Board of Directors and/or President provided such services shall at all times be of the nature customarily performed by the Chief Operating Officer of a bank and bank holding company, as the case may be.

          2.2 Nothing contained herein shall be construed to prevent Employee from investing his assets in any form or manner, or supervising these investments, provided that such investment-related activities do not, in any manner nor for any significant amount of time, interfere with his performance of services on behalf of Employers, and provided further Employee shall not acquire any direct or indirect ownership interest in any bank or financial institution, other than Employers, where such ownership interest exceeds one tenth of one percent of the total ownership interest in any bank or financial institution other than Employers. This restriction shall only apply to banks or financial institutions that are located within the service areas of any Employers' offices and are in direct competition with Employers.

          2.3 During the term hereof Employee shall not have a margin account with any entity without the prior written consent of Employers' Board of Directors or President.

     3. TERM. The term of Employee's employment by Employers pursuant to this Agreement shall be for a period of three consecutive years, commencing on the Employment Date of March 23, 1992, and terminating on March 24, 1995, subject to earlier termination as hereinafter provided. Provided further that, notwithstanding the foregoing, two years after the employment date the term of this Agreement shall be automatically renewed for an additional two year term so that the agreement shall be for a three year term unless either party provides thirty days written notice of this party's intent not to renew. In the event this agreement is not renewed it shall remain in effect for a one year period.

     4. COMPENSATION AND OTHER BENEFITS. As compensation in full for the services to be rendered by Employee hereunder, Employers shall pay and the Employee shall accept the following compensation:

          (a) Employers shall pay to Employee a base salary of $130,000 per year, commencing with the Employment Date, payable in equal semi-monthly installments, less usual withholding deductions. Such base salary shall be a minimum salary. As of January 1, 1993 and each January 1 thereafter during the term of this Agreement, Employee's minimum base salary will be reviewed by the Board of Directors on the basis of his performance to such date and the progress of Employers and shall be increased as of such dates if so determined by the Board of Directors in its absolute discretion. The Board of Directors may also increase Employee's base salary at any other time in its absolute discretion.

          (b) Employers shall provide Employee with a leased automobile of the kind provided to other Employees with similar duties, responsibilities and title. Employers shall pay for all maintenance and insurance on such automobile.

          (c) As additional compensation, Employee shall be entitled to participate in the Senior Management Incentive Compensation Program.

          (d) During the term of Employee's employment under this Agreement, Employee shall be entitled to receive other benefits of employment, such as life, health and accident insurance on Employee in the form, kind and amount made available under group insurance coverage to other employees of Employers with responsibilities and duties similar to those of Employee. Employee shall also be entitled to participate in all of Employers' ERISA type plans in existence during the term of this Agreement. Employee shall not be entitled to participate in any profit sharing plans, incentive compensation programs or other benefit plans made available to employees of Employers except as described in paragraph 4(c) or other paragraphs of this Agreement.

          (e) Employers shall provide the use of a country club membership to Employee for the promotion of Employers' business. Employers shall be responsible for all costs related to such membership. If Employers are incapable of holding such membership in corporate name, Employers shall provide to Employee funds necessary to acquire such membership. Employee shall be entitled to use of such membership during the terms of this Agreement. Upon Employee ceasing employment with Employers, Employee shall transfer any and all ownership of such membership to Employers or a designee of Employers.

     5. EXPENSES. Employee is authorized to incur reasonable expenses for promoting the business of Employers and other customary, ordinary and business activities. Such expenses will be reimbursed only upon presentation by Employee with an itemized account of his expenditures with appropriate documentation to substantiate such expenses on behalf of Employers.

     6. VACATIONS AND HOLIDAYS. Employee shall be entitled to an annual vacation according to Employers' personnel policy of four weeks without reduction in salary. In the event that Employee has not utilized all his vacation days during a year, his unused vacation may carry over to the next calendar year up to a cap of two weeks. Once Employee reaches his vacation cap, he ceases earning vacation until the unused vacation is reduced. Employee shall also be entitled to all paid holidays provided to Employers' employees with similar responsibilities and duties.

     7. STOCK OPTIONS. Employee shall be entitled to participate in the Employer's Stock Option Plan pursuant to the terms of said plan. Within 21 days of employment, Employer shall grant to Employee stock options to acquire 7500 shares of common Stock at such terms as determined by the Board of Directors.

     8.   TERMINATION PRIOR TO EXPIRATION OF TERM.

          8.1 TERMINATION BY EMPLOYERS FOR CAUSE. Employers have the unrestricted right to terminate this Agreement at any time for cause, at which time all obligations and liability of Employees under this Agreement shall cease (except as to benefits then accrued), upon determination in good faith that Employee (i) has been adjudged guilty of a felony or a misdemeanor involving moral turpitude by a court of competent jurisdiction; (ii) has committed any act which would cause termination of coverage under the Employers' Bankers' Blanket Bond as to Employee (as distinguished from termination of coverage as to the Employers as a whole); (iii) was involved in a criminal misfeasance or willful misconduct in the performance of his duties; (iv) refused or failed to perform his duties as provided in this Agreement; (v) refused or failed to follow the rules and policies established by the Employers' Board of Directors or President; (vi) was dishonest with respect to his relationship with Employers;
(vii) committed act(s) of gross negligence or reckless behavior which resulted in harm to Employers; (viii) breached any of the covenants set forth in this Agreement resulting in, or which reasonably may be expected to have, an adverse effect upon

Employers; or (ix) became disabled as discussed in Paragraph 8.4 of this Agreement.

          8.2 TERMINATION BY EMPLOYERS WITHOUT CAUSE. Either Employers' Board of Directors and or President may terminate this Agreement and rights hereunder, without cause or any reason whatsoever, upon payment to Employee of the sum of twelve (12) months pay if terminated during the first year of this Agreement and Six (6) months pay during any year thereafter at Employee's base salary in effect on the date of termination. Any pay in lieu of vacation accrued to Employee, but not taken as of the date of termination, will be deemed included in the termination pay. All remaining obligations and liability of Employers under this Agreement shall cease at the date of termination, (except as to benefits then accrued).

          Upon any termination of this Agreement without cause, payment to Employee by Employers as provided in the preceding paragraph of this Section 8.2 shall constitute full and complete satisfaction of each and every obligation of the Employers to the Employee.

          8.3 DEATH OF EMPLOYEE. If Employee dies during the term of this Agreement, Employers shall pay to the estate of Employee the compensation and other rights hereunder which would otherwise be payable to Employee up to the end of the following month in which his death occurs, and Employers shall have no further obligations or liability under this Agreement (except as to benefits then accrued).

          8.4 DISABILITY OF EMPLOYEE. If Employee becomes disabled during the term of this Agreement and such disability continues for a period of ninety (90) days in any twelve month period, Employers may, at their option, after the expiration of such period, terminate this Agreement by giving written notice to Employee, at which time all obligations and liability of Employers under this Agreement shall cease (except as to benefits then accrued). For the purposes of this Agreement, the term "disabled" shall be defined as Employee's inability, through physical or mental illness or other cause, to perform normal and customary duties which he is required to perform under this Agreement. In determining whether Employee is disabled, Employers may rely upon the written statement provided by a licensed physician acceptable to Employers. Employee shall allow himself to be examined from time to time by any licensed physician selected by Employers. All such examinations will be conducted within a reasonable time period.

          8.5 TERMINATION BY EMPLOYEE. Employee shall have the right to terminate this Agreement with or without cause or with or without notice. However, Employers request that Employee give a minimum of ninety (90) days prior notice, in writing, to

Employers in the event Employee resigns or voluntarily terminates employment during the term of this Agreement. The Employers' Board of Directors or President, at their sole discretion, may reduce the number of days of prior notice required or may waive the provision in its entirety.

          8.6 MISCELLANEOUS PROVISION REGARDING TERMINATION. The paragraphs in this Agreement providing for Employers' right to terminate this Agreement shall be interpreted wholly independent from and without reference to one another and shall not be construed to impair or in any manner limit Employers' right to otherwise terminate this Agreement pursuant to the laws of the State of California.

          8.7 CHANGE OF CONTROL. In the event of a change of control during the term of this Agreement or any renewal thereof, Employee shall receive twelve
(12) months severance pay if he is not retained in the same or similar position for a period of one year after the change of control. Change of control shall mean the purchase of a majority of the outstanding shares of common stock of the Employers other than by an affiliate of the Employers or any purchase or sale of substantially all of the property and assets of the Employers to a person or entity other than an affiliate of the Employers or the merger or consolidation of the Employer with or into another Corporation unless the Employer is to be the surviving Corporation.

     9. NOTICE. Any written notice to be given to Employee by Employers may be given either by personal delivery to Employee, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to Employee at his then current residence. Any written notice to be given to Employers by Employee shall be given either by personal delivery to Employers' President, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to Employers' President, at the administrative office of the Employers.

     10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Employers, their successors and assigns. Employee may not assign all or any part of his interest under this Agreement without the prior written consent of Employers.

     11. RECEIPT OF AGREEMENT. Each of the parties hereto acknowledges that he or they have read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

     12. ARBITRATION AND ATTORNEY'S FEES. Any controversy between Employers and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall, on the written request of either party served on the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Both parties shall agree upon an arbitrator from the Los Angeles County Superior Court panel and, if they are unable to agree on an arbitrator, then each will choose an arbitrator, who together will select a third impartial arbitrator whose decision shall be final and conclusive upon all parties. Employers and Employee shall each pay the fees and/or expenses of their or his attorneys, witnesses and all other expenses connected with presenting their or his case in arbitration. All other costs of arbitration, including without limitation, the costs of any record or transcript of the arbitration proceedings, administrative fees, the fee and expenses of the arbitration(s) and all other fees and costs shall be borne equally by Employers and Employee.

          The arbitrator(s) who hears and decides any controversy, dispute and/or claim between Employers and Employee shall, in determining a remedy, have jurisdiction and authority only to award compensatory damages to make whole a party suffering foreseeable economic damages, and, the arbitrator(s) shall not have any authority or jurisdiction to make any award of any kind or nature whatsoever or compensation for any damages including, without limitation, any award for punitive damages and/or any award of damages for pain and suffering, emotional distress or any other kind of form of non-economic damages and/or non-foreseeable economic damages.

     13. CALIFORNIA LAW. This Agreement is to be governed by and construed under the laws of the State of California except to the extent that any federal law regulating banks may apply.

     14. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     15. INVALID PROVISIONS. Should any part of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in force and effect as if this Agreement had been executed with the invalid provisions eliminated.

     16. ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties with respect to the employment of Employee by Employers, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

     17. WAIVER OF BREACH. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to effect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year herein before set forth.


                              By
                                   -----------------------------------
                                        David A. McCoy


                                   SOUTHERN CALIFORNIA BANK


                              By
                                   -----------------------------------
                              Its:
                                   -----------------------------------



                                   SC BANCORP


                              By
                                   -----------------------------------
                              Its:
                                   -----------------------------------